Exhibit 2

May 11, 2017

Canadian Securities Administrators

Cameco Corporation

Annual Meeting May 11, 2017

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we advise of the results of the voting on the matters submitted to the annual meeting (the Meeting) of the shareholders (the Shareholders) of Cameco Corporation (the Corporation) held on May 11, 2017. Each of the matters set forth below is described in greater detail in the Notice for the Meeting and Management Proxy Circular mailed to Shareholders prior to the Meeting.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Ian Bruce	Jim Gowans
Daniel Camus	Kathryn Jackson
John Clappison	Don Kayne
Donald Deranger	Anne McLellan
Catherine Gignac	Neil McMillan
Tim Gitzel

Canadian Securities Administrators

May 11, 2017

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for the election of directors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	184,656,550	90.35%	19,731,664	9.65%
Daniel Camus	183,844,046	89.95%	20,544,168	10.05%
John Clappison	195,254,610	95.53%	9,133,604	4.47%
Donald Deranger	195,718,336	95.76%	8,669,878	4.24%
Catherine Gignac	196,875,479	96.32%	7,512,735	3.68%
Tim Gitzel	196,659,093	96.22%	7,729,121	3.78%
Jim Gowans	190,754,285	93.33%	13,633,929	6.67%
Kathryn Jackson	196,844,872	96.31%	7,543,342	3.69%
Don Kayne	183,641,643	89.85%	20,746,571	10.15%
Anne McLellan	184,466,912	90.25%	19,921,302	9.75%
Neil McMillan	183,247,266	89.66%	21,140,948	10.34%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	119,699,603	88.34%	15,797,572	11.66%
Daniel Camus	119,428,087	88.14%	16,069,088	11.86%
John Clappison	130,301,787	96.17%	5,195,388	3.83%
Donald Deranger	131,290,921	96.90%	4,206,253	3.10%
Catherine Gignac	131,907,796	97.35%	3,589,379	2.65%
Tim Gitzel	131,701,960	97.20%	3,795,215	2.80%
Jim Gowans	127,924,104	94.41%	7,573,071	5.59%
Kathryn Jackson	131,897,225	97.34%	3,599,950	2.66%
Don Kayne	119,213,443	87.98%	16,283,732	12.02%
Anne McLellan	119,565,192	88.24%	15,931,982	11.76%
Neil McMillan	118,299,999	87.31%	17,197,175	12.69%

Item 2: Appointment of Auditors

By a vote by way of show of hands, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for appointment of auditors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Canadian Securities Administrators

May 11, 2017

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
225,363,781	95.22%	11,304,443	4.78%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
137,969,459	96.10%	5,597,718	3.90%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
184,489,885	90.26%	19,898,329	9.74%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
118,860,213	87.72%	16,644,731	12.28%

Cameco Corporation

By:	“Sean A. Quinn”
Sean A. Quinn
Senior Vice-President, Chief Legal Officer
and Corporate Secretary